Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Brookfield Property Partners L.P.’s Registration Statement on Form S-8 of our report dated March 2, 2015, relating to the consolidated financial statements and financial statement schedule of General Growth Properties, Inc. and subsidiaries, appearing in the Annual Report on Form 20-F of Brookfield Property Partners L.P. for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 26, 2015